UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Duratek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY THE REGISTRANT ON MARCH 21, 2006.

10100 Old Columbia Road
Columbia, Maryland 21046
NEWS RELEASE

For Release:	March 21, 2006	Contact:	Robert F. Shawver, Exec. V.P.
Diane R. Brown, Investor Relations
(410) 312-5100 – www.duratekinc.com

DURATEK ANNOUNCES THAT HART-SCOTT RODINO

WAITING PERIOD FOR PROPOSED ACQUISITION HAS ENDED

Columbia, MD— Duratek (NASDAQ:DRTK) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, with respect to the proposed acquisition of Duratek by EnergySolutions, has ended. As a result, no further antitrust regulatory review of the merger will be required. As previously announced, the transaction is subject to approval by certain federal and state governmental authorities regarding the transfer of certain permits, approval by Duratek’s stockholders, and other customary closing conditions. Duratek expects the transaction to close during the second quarter of 2006, following approval by Duratek’s stockholders and the satisfaction of all other closing conditions.

About Duratek

Duratek provides safe, secure radioactive materials disposition and nuclear facility operations for commercial and government customers.

About EnergySolutions

EnergySolutions provides services and solutions to the nuclear energy industry. The company has the technical expertise and state-of-the-art resources to safely and responsibly handle the nuclear waste management process.

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Important Additional Information and Where to Find It

Duratek will file with the Securities and Exchange Commission a definitive proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.

Duratek, its directors, and its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in Duratek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Safe Harbor

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements related to Duratek’s expected timeframe for the completion of the acquisition of Duratek by EnergySolutions. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements.  Risks and uncertainties include the satisfaction of the conditions to closing, including receipt of stockholder approval.  All forward-looking statements are also expressly qualified in their entirety by the cautionary statements detailed from time to time in Duratek’s filings with the Commission, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.  The information set forth herein speaks only as of the date hereof, and Duratek disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.

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